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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                 July 27, 1999



                             Wal-Mart Stores, Inc.
                             ---------------------
             (Exact name of registrant as specified in its charter)


   Delaware                     001-06991                     71-0415188
   --------                     ---------                     ----------
(State or other          (Commission File Number)           (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)



                              702 S.W. 8th Street
                         Bentonville, Arkansas  72716
                         ----------------------------
             (Address of principal executive offices)  (Zip code)



              Registrant's telephone number, including area code:
                                (501) 273-4000
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Item 2.  Acquisition or Disposition of Assets

         On June 14, 1999, Wal-Mart Stores (UK) Limited ("WMUK"), a wholly-owned subsidiary of Wal-Mart Stores, Inc. (the "Company"), announced a cash offer to acquire the issued shares of Asda Group PLC, an English public company ("Asda"). Asda is the third largest grocery chain in the United Kingdom, owning 229 grocery stores located throughout the United Kingdom. As of May 1, 1999, Asda had assets of (Pounds)2.517 billion or approximately $4.073 billion. The acquisition of Asda will represent the Company's initial entry into the United Kingdom market.

         WMUK offered to purchase the shares of Asda for cash or loan notes in the amount of 220 English pence, or approximately $3.56 per share. WMUK determined the offer price based on the determined fair value for Asda shareholders and the Company's shareholders.

         On July 27, 1999, the offer to acquire the Asda shares was declared unconditional by WMUK and WMUK became obligated to acquire all shares that are the subject of valid acceptances of WMUK's offer to purchase the Asda shares. As of the opening of business in London on July 27, 1999, WMUK had received valid acceptances of its bid as to approximately 49.25% of the outstanding shares of Asda and had acquired approximately 28.71% of the outstanding shares of Asda in the open market, representing a total of approximately 77.96% of the outstanding Asda shares. The offer is anticipated to continue in order to purchase remaining Asda shares for which valid acceptances have not yet been received. However, the offer is not expected to continue past October 1, 1999.

         As of the close of business in London on August 10, 1999, WMUK had paid a total of (Pounds)5.872 billion or approximately $9.501 billion for the Asda shares acquired to date, including a total of (Pounds)5.730 billion or approximately $9.271 billion in cash and a total of (Pounds)142 million or approximately $230 million in its non-transferable floating rate loan notes due 2005. The payment of such loan notes is guaranteed by the Company.

         WMUK has financed its acquisition of Asda shares using advances from the Company. The Company has funded those advances through short-term borrowings, funds generated from operations and the net proceeds of the Company's public offering and sale of $1.25 billion of its 6.150% Notes due 2001, $1.25 billion of its 6.550% Notes due 2004 and $3.25 billion of its 6.875% Notes due 2009, which offer and sale was consummated on August 10, 1999.

         The shares of Asda have been acquired from the public shareholders of Asda and from a trust established to fund employee benefit plans of Asda. The offer is expressly limited to persons who are not US persons (as defined in Regulation S of the Securities and Exchange Commission) and was not to be made to anyone resident in the United States. WMUK will not acquire Asda shares from anyone who is a US person (as defined in Regulation S).

         All conversions of British pounds to United States dollars in this Item 2 are based on an exchange rate of (Pounds)1.00 = $1.6180 established as the Fed Noon Buying Rate on August 10, 1999.
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Item 5.  Other Events.

         On July 27, 1999, Wal-Mart Stores, Inc. filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the "Amendment") to its Restated Certificate of Incorporation increasing the authorized number of shares of its capital stock to 11,100,000,000. 11,000,000,000 of such shares are authorized as common stock and 100,000 million are authorized as preferred stock. The Amendment is attached hereto as Exhibit 3(a).3 and is incorporated in its entirety herein by reference. See "Index to Exhibits."

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

         The financial statements required by this Item 7(a) are not filed with this initial report on Form 8-K, but will be filed by amendment within 60 days.

         (b) Pro forma financial information.

         The pro forma financial information required by this Item 7(b) is not filed with this initial report on Form 8-K, but will be filed by amendment within 60 days.

         (c)     Exhibits.

         3(a).1 The Restated Certificate of Incorporation of Wal-Mart Stores, Inc. is incorporated herein by reference to Exhibit 3(a) from the Annual Report on Form 10-K of the Company for the year ended January 31, 1989.

         3(a).2 The Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. as executed on August 19, 1991 is incorporated herein by reference to the Registration Statement on Form S-8 (File Number 33-43315).

         3(a).3 Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. filed with the Delaware Secretary of State on July 27, 1999 is filed herewith.
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                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated:  August 11, 1999       WAL-MART STORES, INC.



                                         By: /s/ James A. Walker, Jr.
                                             ---------------------------
                                             Name:   James A. Walker, Jr.
                                             Title:  Senior Vice President and
                                                         Controller
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                               INDEX TO EXHIBITS

  Exhibit               Description
  -------               -----------

     3(a).1 The Restated Certificate of Incorporation of Wal-Mart Stores, Inc. is incorporated herein by reference to Exhibit 3(a) from the Annual Report on Form 10-K of the Company for the year ended January 31, 1989.

     3(a).2 The Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. as executed on August 19, 1991 is incorporated herein by reference to the Registration Statement on Form S-8 (File Number 33-43315).

     3(a).3 Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. filed with the Delaware Secretary of State on July 27, 1999 is filed herewith.